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
Exhibit 16 under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

Schedule for Computation of              Initial
Fund Performance Data                    Invest of:   $1,000
                                         Offering
Federated Limited Duration Fund          Price/Share= $10.00
Institutional Service Shares
Return Since Inception 9/30/96           NAV=         $9.96
  ending 3/31/97

FYE:  September 30, 1997
                                                      Beginning             Capital  Reinvest   Ending           Total
DECLARED:  Daily                         Reinvest     Period    Dividend    Gain     Price      Period   Ending  Investment
PAID:  Monthly                           Dates        Shares    /Share      /Share   /Share     Shares   Price   Value
                                         9/30/96      100.000   0.002929936 0.00000  $10.00     100.029  $10.00  $1,000.29
                                         10/31/96     100.029   0.055356423 0.00000  $10.06     100.580  $10.06  $1,011.83
                                         11/11/96     100.580   0.000000000 0.02040  $10.05     100.784  $10.05  $1,012.88
                                         11/30/96     100.784   0.055202353 0.00000  $10.08     101.336  $10.08  $1,021.47
                                         12/31/96     101.336   0.055598673 0.00000  $10.05     101.896  $10.05  $1,024.06
                                         1/31/97      101.896   0.054637712 0.00000  $10.05     102.450  $10.05  $1,029.63
                                         2/28/97      102.450   0.052760129 0.00000  $10.02     102.990  $10.02  $1,031.96
                                         3/31/97      102.990   0.050350769 0.00000  $9.96      103.510  $9.96   $1,030.96



$1,000 (1+T) = Ending Value
T =                                      3.07%




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